Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-4561

For Immediate Release

CVS CAREMARK CORPORATION TO HOLD 2009 EARNINGS GUIDANCE CONFERENCE CALL

WOONSOCKET, R.I., January 8, 2009 — CVS Caremark Corporation (NYSE: CVS) announced today it will hold a conference call to discuss its 2009 earnings guidance tomorrow, Friday, January 9, 2009, at 8:30 a.m. ET.

An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS Caremark website for all interested parties. To access the webcast, visit cvscaremark.com/investors. This webcast will be archived and available on the website for a 30-day period following the presentation.

About CVS Caremark

CVS Caremark is the largest provider of prescriptions in the nation. The Company fills or manages more than 1 billion prescriptions annually. Through its unmatched breadth of service offerings, CVS Caremark is transforming the delivery of health care services in the U.S. The Company is uniquely positioned to effectively manage costs and improve health care outcomes through its more than 6,800 CVS/pharmacy and Longs Drugs stores; its Caremark Pharmacy Services division (pharmacy benefit management, mail order and specialty pharmacy); its retail-based health clinic subsidiary, MinuteClinic; and its online pharmacy, CVS.com. General information about CVS Caremark is available through the Investor Relations section of the Company’s Web site, at cvscaremark.com/investors, as well as through the Newsroom section of the Company’s Web site, at cvscaremark.com/newsroom.